Exhibit 5.2

[Simpson Thacher & Bartlett LLP Letterhead]

June 11, 2010

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, CA 94104

Ladies and Gentlemen:

        We have acted as counsel to KKR Financial Holdings LLC, a Delaware limited liability company (the "Company"), and to the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, individually, a "Guarantor" and collectively, the "Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) common shares, no par value, of the Company representing limited liability company interests (the "Common Shares"); (ii) warrants to purchase Common Shares (the "Common Share Warrants"); (iii) preferred shares, no par value, of the Company representing limited liability company interests (the "Preferred Shares"); (iv) warrants to purchase Preferred Shares (the "Preferred Share Warrants"); (v) debt securities, which may be either senior, senior subordinated or subordinated and which may be convertible or exchangeable into shares of other securities of the Company (the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"); (vii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the "Guarantees"); (viii) depositary shares of the Company representing fractional interests in the Preferred Shares (the "Depositary Shares") and which may be represented by depositary receipts (the "Depositary Receipts"); (ix) warrants to purchase the Depositary Shares (the "Depositary Share Warrants"); (x) subscription rights to purchase Common Shares, Preferred Shares, Depository Shares or Debt Securities (the "Subscription Rights"); (xi) contracts for the purchase and sale of Common Shares (the "Share Purchase Contracts"); (xii) Share Purchase Units of the Company, consisting of a Share Purchase Contract and Preferred Shares, Depositary Shares, Debt Securities, debt obligations of third parties (including U.S. Treasury securities), any other security described in the applicable prospectus supplement or free writing prospectus, or any combination of the foregoing, which may secure the holders' obligations to purchase the Common Shares under the Share Purchase Contract (the "Share Purchase Units"); and (xiii) Common Shares, Preferred Shares, Debt Securities, Guarantees and Depositary Shares that may be issued upon exercise of Securities Warrants (as defined below) or Share Purchase Contracts, whichever is applicable. The Common Shares, Preferred Shares, Debt Securities, Guarantees, Depositary Shares, Subscription Rights, Share Purchase Contracts, Securities Warrants and Share Purchase Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

        The Debt Securities and any Guarantees thereof will be issued under one or more Indentures (each, an "Indenture") among the Company, the Guarantors party thereto, if any, and a bank, trust company or other financial institution named therein as trustee (with respect to such Indenture, the "Trustee").

        The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement") among the Company, a bank, trust company or other financial institution named therein as depositary (with respect to such Deposit Agreement, the "Depositary") and the holders from time to time of Depositary Receipts issued thereunder.

        The Subscription Rights will be issued pursuant to one or more Subscription Rights Certificates (each, a "Subscription Rights Certificate").

        The Share Purchase Contracts will be issued pursuant to one or more Share Purchase Contract Agreements (each, a "Share Purchase Contract Agreement") between the Company and such purchase contact agent as shall be named therein (the "Share Purchase Contract Agent").

        The Share Purchase Units will be issued pursuant to one or more unit agreements (each, a "Unit Agreement"), among the Company, the Guarantors party thereto, if any, and such unit agent as shall be named therein (the "Unit Agent").

        The Common Share Warrants, Preferred Share Warrants, Debt Security Warrants and the Depositary Share Warrants are hereinafter referred to collectively as the "Securities Warrants." The Common Share Warrants will be issued under one or more Common Share Warrant Agreements (each, a "Common Share Warrant Agreement") between the Company and a bank, trust company or other financial institution named therein as warrant agent (with respect to such Common Share Warrant Agreement, the "Common Share Warrant Agent"). The Preferred Share Warrants will be issued under one or more Preferred Share Warrant Agreements (each, a "Preferred Share Warrant Agreement") between the Company and a bank, trust company or other financial institution named therein as warrant agent (with respect to such Preferred Share Warrant Agreement, the "Preferred Share Warrant Agent"). The Debt Security Warrants will be issued under one or more Debt Security Warrant Agreements (each, a "Debt Security Warrant Agreement") among the Company, the Guarantors party thereto, if any, a bank, trust company or other financial institution named therein as warrant agent (with respect to such Debt Security Warrant Agreement, the "Debt Security Warrant Agent") and the Trustee. The Depositary Share Warrants will be issued under one or more Depositary Share Warrant Agreements (each, a "Depositary Share Warrant Agreement") between the Company and a bank, trust company or other financial institution named therein as warrant agent (with respect to such Depositary Share Warrant Agreement, the "Depositary Share Warrant Agent"). The Common Share Warrant Agreements, the Preferred Share Warrant Agreements, the Debt Security Warrant Agreements and the Depositary Share Warrant Agreements are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company and the Guarantors party thereto, if any, is referred to hereinafter as a "Counterparty." The Indentures, the Deposit Agreements, the Subscription Rights Certificates, the Share Purchase Contract Agreements, the Unit Agreements and the Warrant Agreements are hereinafter referred to collectively as the "Transaction Agreements."

        We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

        In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee thereunder; (2) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (3) at the time of execution, issuance and delivery of the Share Purchase Contracts, the Share Purchase Contract Agreement will be the valid and legally binding obligation of the Share Purchase Contract Agent; (4) at the time of execution, issuance and delivery of the Share Purchase Units, the Unit Agreement will be the valid and legally binding obligation of the Unit Agent; and (5) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

        We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the related Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors party thereto, if any; (2) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, issuance and delivery of the Subscription Rights, the Subscription Rights Certificates will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, issuance and delivery of the Share Purchase Contracts, the related Share Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, issuance and delivery of the Share Purchase Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors party thereto, if any; and (6) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors party thereto, if any.

        We have assumed further that the execution, delivery and performance by the Company and any applicable Guarantor of the Securities and the applicable Transaction Agreements (including any supplements or amendments thereto) will not constitute a breach or violation of (a) any law, rule or regulation to which the Company or any applicable Guarantor is subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any agreement or instrument that is binding upon, or the then effective organizational documents of, the Company or any applicable Guarantor.

        We have assumed further that any Common Shares or Preferred Shares issuable pursuant to any Security have been validly issued, fully paid and nonassessable.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

        1.     With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the board of directors of the Company or a duly constituted and acting committee of such board (such board of directors or committee being referred to herein as the "Board") or, in the case of Debt Securities that are not convertible or exchangeable for or into equity securities of the Company, duly authorized officers of the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or, in the case of Debt Securities that are not convertible or exchangeable for or into equity securities of the Company, duly authorized officers of the Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        2.     With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the board of directors of each Guarantor, a duly constituted and acting committee of such board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

        3.     With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance of the Preferred Shares represented by such Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the related Deposit Agreement, (b) the due filing of the Certificate of Designations with respect to the Preferred Shares represented by the Depositary Shares, (c) the Preferred Shares represented by the Depositary Shares have been duly delivered to the Depositary under the Deposit Agreement and (d) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares, against deposit of the Preferred Shares in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will constitute valid evidence of interest in the related Preferred Shares and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

        4.     With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters and the execution and delivery of the related Subscription Rights Certificate and (b) the due execution, issuance and delivery of the Subscription Rights, upon payment of the consideration for such Subscription Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Subscription Rights Certificate and such agreement, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        5.     With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters and the execution and delivery of the Share Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Share Purchase Contracts, upon payment of the consideration for such Share Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Share Purchase Contract Agreement and such agreement, the Share Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        6.     With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board or, in the case of Securities Warrants relating to Debt Securities that are not convertible or exchangeable for or into equity securities of the Company, duly authorized officers of the Company, to approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or, in the case of Securities Warrants relating to Debt Securities that are not convertible or exchangeable for or into equity securities of the Company, duly authorized officers of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        7.     With respect to the Share Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Share Purchase Units, (2) the execution and delivery of the Share Purchase Contract Agreement with respect to the Share Purchase Contracts that are a component of the Share Purchase Units and (3) the issuance and terms of each Security that is a component of the Share Purchase Units, the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Designations with respect to any Preferred Shares that are a component of the Share Purchase Units and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of (1) the Share Purchase Units, (2) such Share Purchase Contracts and (3) each other Security that is a component of the Share Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Share Purchase Contract Agreement, in the case of such Share Purchase Contracts, and the applicable Indenture, in the case of such Debt Securities, such Share Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        Our opinions set forth in paragraphs 1 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

        We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

DELAWARE GUARANTORS

KKR Financial Holdings, Inc.
KKR Financial Holdings II, LLC
KKR Financial Holdings III, LLC
KKR Financial Holdings IV, LLC